THE CHARLES SCHWAB CORPORATION

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Charles Schwab Corporation (the Company) on Form 10-K for the year ended December 31, 2022 (the Report), I, Walter W. Bettinger II, Co-Chariman of the Board and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

/s/ Walter W. Bettinger II	Date:	February 24, 2023
Walter W. Bettinger II
Co-Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to The Charles Schwab Corporation and will be retained by The Charles Schwab Corporation and furnished to the Securities and Exchange Commission or its staff upon request.